Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of Hexion Specialty Chemicals, Inc., of our report dated April 29, 2005 relating to the combined financial statements of the Resin Business of the Bakelite Group, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cologne, June 29, 2006

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Hans-Peter Kreibich	/s/ Klaus Mosko

Hans-Peter Kreibich	ppa. Klaus Mosko
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Accountant]	[German Public Accountant]